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                                                                    EXHIBIT 10.1

                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE ("Settlement Agreement") is made to be effective as of January 13th, 2005 ("Effective Date") by and between NAVISITE, INC., a Delaware corporation ("NaviSite"), ATLANTIC INVESTORS, LLC, ARTHUR P. BECKER, ANDREW RUHAN and GABRIEL RUHAN (collectively, the "Atlantic Parties"), and CONVERGENCE ASSOCIATES, Inc., a Delaware corporation ("Convergence") as agent and assignee of the parties listed on the signature page hereof (collectively the "Settling Shareholders").

                                    RECITALS

A. The Settling Shareholders own shares of common stock, par value $0.01 per share, of NaviSite and the Settling Shareholders and their attorneys are to receive a total of 521,880 additional shares of NaviSite as set forth herein (the "Stock").

B. On behalf of the Settling Shareholders, on December 11, 2003, Convergence (on behalf of itself and the Settling Shareholders)filed an arbitration proceeding against NaviSite, styled Convergence Associates, Inc. v. NaviSite, JAMS Reference No. 1 1 000403 6 (the "Proceeding").

C. In the Proceeding, Convergence prayed for an award of additional shares of Stock based on allegations that NaviSite breached the earn-out provisions set forth in the Agreement and Plan for Merger and Reorganization among NaviSite, Avasta Acquisition Corporation and Avasta, Inc. dated January 29, 2003 (the "Merger Agreement") and other claims. Subsequently, NaviSite filed cross-claims against the Settling Shareholders.

D. Pursuant to the Merger Agreement, additional shares of Stock potentially were to be issued to the Settling Shareholders.

E. Pursuant to a Decision of the Arbitrator dated September 30, 2004 (the "Decision"), Convergence and the Settling Shareholders were awarded additional shares of Stock. In the Decision, the Arbitrator determined that Convergence and the Settling Shareholders were the prevailing parties and were entitled, pursuant to the Merger Agreement, to an award of attorneys' fees, costs and disbursements as additional compensation in enforcing rights to the additional shares of Stock awarded by the Arbitrator.

F. Prior to the hearing at which the Arbitrator was to determine the nature and extent of the attorneys' fees, costs and disbursements award, NaviSite, Convergence and the Settling Shareholders reached an agreement as to the attorneys' fees, costs and disbursements.

G. Pursuant to this Settlement Agreement, NaviSite, Convergence and the Settling Shareholders (collectively the "Parties") intend to fully and completely settle the entire Proceeding, including the attorneys' fees, costs and disbursements issue on the terms and conditions set forth in this Settlement Agreement.

H. Pursuant to this Settlement Agreement, the Parties have agreed to certain restrictions (with exceptions as set forth herein) to apply only to the Stock and only during the period from the

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Effective Date through December 31, 2005 (the "Expiration Date") and in no event extending beyond the Expiration Date or to any shares other than the Stock delivered under this Settlement Agreement and in no event extending to any private transaction or transactions among or between any of the Settling Shareholders or between any Settling Shareholder and any third-party who is an accredited investor and where the transaction otherwise is allowed as a private transaction exempt from any further compliance with applicable federal or state securities laws.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned each agree as follows:

        1. Issuance of Shares of Stock; Reimbursement of Costs, Expenses and Disbursements. On the Effective Date, NaviSite agrees to and shall issue an aggregate of 521,880 shares of Stock (the "Stock") comprised of: 321,880 shares of Stock (the "Awarded Stock") and 200,000 shares of Stock (the "Attorney Fee Stock") to the Settling Shareholders and to their attorneys, in such amounts per Settling Shareholder and attorneys as set forth on Exhibit C hereto, such shares of Stock to be "restricted securities" as defined by Rule 144 ("Rule
144") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). As to all of the Stock, NaviSite agrees that it shall take such steps and actions as are set forth, and otherwise comply with, Exhibit A hereto, and the parties hereto hereby agree that they shall be subject to the provisions of Exhibit A hereto. In addition to the foregoing, within two business days of the Effective Date, NaviSite shall pay $175,000 to the Trust Account of Russo & Hale LLP by wire transfer or by check for the benefit of Convergence in reimbursement of costs, expenses and disbursements paid or incurred in the Proceeding.

         2. Terms and Conditions Applicable to All Stock. Except as otherwise provided herein, the following terms and conditions shall apply to the Awarded Stock and to the Attorney Fee Stock:

         (a) Each holder of the Attorney Fee Stock and the Awarded Stock shall each not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, assign, or otherwise transfer, encumber or dispose of, directly or indirectly any of the Stock (collectively, a "Transfer") until the earlier of (x) June 30, 2005 and (y) the 30th day after the closing of an underwritten public offering of securities by NaviSite (the "Hurdle Date"). After the Hurdle Date, no Group (which is made up of holders of the Attorney Fee Stock and the Awarded Stock, and as set forth on Exhibit C hereto) may Transfer:
(i) more than one thousand (1,000) shares of the Stock each in one day or more than 5,000 shares of the Stock in any 30 day period (during calendar year 2005 except under the conditions set forth in Section 2(b) below) for the 90 days following the Hurdle Date; (ii) more than one thousand (1,000) shares of Stock each in one day or more than 10,000 shares of the Stock in any 30 day period (during calendar year 2005 except under the conditions set forth in Section 2(b) below) for the 90 days following the period described in (i) above. Subsequent to the periods described in (i) and (ii) above, the holders of the Attorney Fee Stock and the Awarded Stock may Transfer an unlimited amount of the Stock in one day without restriction by this Section 2(a). This paragraph (a) is subject in its entirety to a NaviSite Blackout (as defined herein), in which case no shares of the Stock shall be sold pursuant to this paragraph until the NaviSite Blackout has been lifted or removed by NaviSite or the Expiration Date has occurred, whichever first occurs. Subject to

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applicable law, the holders of the Attorney Fee Stock and the Awarded Stock may
Transfer any of their Stock in private transactions at any time and in any other transactions after the Expiration Date, without restriction by this Settlement Agreement. The limitations set forth in this sub-paragraph (a) shall not increase as a result of any private transaction by any Settling Shareholder with any third-party in any private transaction and each such third-party shall be subject to the same limitations as is set forth in this Agreement.

Further, for the avoidance of doubt, all of the foregoing limitations only apply to the Stock and only during the period from the Effective Date through December 31, 2005 (the "Expiration Date") and in no event extending beyond the Expiration Date or to any shares other than the Stock delivered under this Settlement Agreement and in no event do any of the foregoing limitations extend to any private transaction or transactions among or between any of the Settling Shareholders or between any Settling Shareholder and any third-party who is an accredited investor and where the transaction otherwise is allowed as a private transaction exempt from any further compliance with applicable federal or state securities laws; provided, however, such transferee shall be subject to the foregoing limitations and shall agree to be bound by such limitations as if such transferee were a party to this Settlement Agreement.

         (b) Notwithstanding the foregoing, the holders of the Attorney Fee Stock and the Awarded Stock may Transfer all or part of their Stock during calendar year 2005 under any of the following conditions:

                  (i) Co-Sale Rights. Each holder of the Attorney Fee Stock and/or the Awarded Stock shall each have the right to Transfer any Stock in calendar year 2005 pursuant to any exercise of Co-Sale Rights as set forth in the Statement of Co-Sale Rights attached hereto as Exhibit B and incorporated herein by reference.

                  (ii) Change of Control. Each holder of the Attorney Fee Stock and/or the Awarded Stock shall each have the right to Transfer any Stock in calendar year 2005 following a Change of Control of NaviSite. For purposes of this Settlement Agreement, the term "Change of Control" means, collectively, the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving NaviSite or a sale or other disposition of all or substantially all of the assets of NaviSite (a "Business Combination"), unless, immediately upon such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of NaviSite's outstanding capital stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of (i) the then-outstanding shares of common stock or (ii) the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns NaviSite or substantially all of NaviSite's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation").

                  (iii) Analysts and Volume. Each holder of the Attorney Fee Stock and/or the Awarded Stock shall each have the right to Transfer, a maximum of 5,000 shares each of the Stock during any single day during calendar year 2005 and a maximum of 75,000 shares each of the Stock in the aggregate during any 30 day period during calendar year 2005, but only if each of the following have occurred: (I) two (2) or more analysts from major brokerage firms are covering

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NaviSite's Stock, and (II) the average daily volume of NaviSite Stock traded over any consecutive twenty (20) trading day period in calendar year 2005 equals or exceeds 200,000 shares of NaviSite common stock, subject, however, to NaviSite imposing a blackout period (on its board members, executives and other signatories of this Agreement) in the event it commences or proceeds with a Business Combination, financing of at least $3 million or other major transaction in which NaviSite's board of directors believes is in the best interests of NaviSite (a "NaviSite Blackout"), in which case no shares shall be sold pursuant to this paragraph until the NaviSite Blackout has been lifted or removed by NaviSite or the Expiration Date has occurred, whichever first occurs. For the avoidance of doubt, any shares of the Stock sold pursuant to this paragraph shall include, and shall not be in addition to, any shares of the Stock sold pursuant to Section 2(a) hereof.

                  (iv) Private Transactions. Each holder of the Attorney Fee Stock and or the Awarded Stock shall each have the right to Transfer before the Expiration Date and without restriction any of the Stock to any third-party who is an accredited investor where the transaction is private and is otherwise permissible under applicable federal and state securities laws. Without limiting the foregoing, each Settling Shareholder may, for example, Transfer by and among each other and with any other accredited investor any of the Stock so long as all other restrictions imposed by this Agreement continue as to such Stock in the hands of such other party through the Expiration Date.

3. General Release. In consideration of the terms and conditions set forth herein, Convergence and the Settling Shareholders and each of their respective officers, directors, shareholders, members, partners (general and limited), employees, agents, attorneys and representatives (collectively, the "Claimant Parties") and NaviSite and each officer, director, shareholder, member, partner (general and limited), employee, agent, attorney and representative (the "Respondent Party") hereby mutually release, relinquish and forever discharge each other of and from any and all claims, demands, causes of action, obligations, liabilities directly related to (a) the Proceeding, (b) the Decision of the Arbitrator ordering an award of attorneys' fees, costs and disbursements in favor of Convergence and the Settling Shareholders as the prevailing parties in the Proceeding, and (c) any other claim of or by Convergence and or the Settling Shareholders that NaviSite is required or obligated to pay them attorneys' fees, costs or disbursements arising out of or paid or incurred in the Proceeding.

4. Voluntary Release and Settlement. NaviSite, Convergence and the Settling Shareholders represent and warrant to one another that this Settlement Agreement in all respects has been voluntarily and knowingly executed by them with the express intention of extinguishing all claims and allegations between arising out of or relating to the Proceeding. With respect to the released and discharged claims set forth in Section 3 above, NaviSite, Convergence and the Settling Shareholders expressly waive any and all rights and benefits which are or may be conferred upon them by the provisions of California Civil Code Section 1542, which reads:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

NaviSite, Convergence and the Settling Shareholders each assume all risks attendant to release of claims set forth in Section 3 above, whether unknown, unforeseen or latent. NaviSite, Convergence and the Settling Shareholders understand and acknowledge the significance and consequence of

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such a specific waiver of the protection of California Civil Code Section 1542.
NaviSite, Convergence and the Settling Shareholders understand and accept the risk that they may have substantial claims, damages, actions, or causes of action against one another with respect to the matters specified in Section 3 above that have not yet been manifested or that are presently unknown or that have not been identified, and they nevertheless intend to and do deliberately release such possible further or unknown claims, damages, lawsuits and causes of action on these specific matters as between one another.

5. Lock-Up Agreement. Each of the parties hereto who is receiving Stock hereby agrees, in connection with an underwritten public offering of NaviSite's securities pursuant to a registration statement under the Securities Act filed or amended in calendar year 2005, to execute an agreement, in substantially the same form as the agreements executed or to be executed by each of Atlantic Investors, LLC, Arthur P. Becker, Andrew Ruhan and Gabriel Ruhan (and other officers and directors and affiliates of NaviSite), with respect to restrictions or limitations on the sale, short sale, grant of options, or other such dispositions of securities issued by NaviSite and held by such party (other than those shares included in the offering) without the prior written consent of NaviSite or the underwriters managing such underwritten public offering as may be requested by NaviSite or the managing underwriters at the time of such offering for a period of time not to exceed 90 days after said filing or through the Expiration Date, whichever first occurs.

6. Miscellaneous.

a. Disclosure. NaviSite hereby represents and warrants to Convergence and the Settling Shareholders that in connection with the issuance and sale of securities pursuant to this Settlement Agreement it has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

b. Representations. NaviSite, Convergence and the Settling Shareholders each represent and warrant to the other that, other than assignments between (i) Settling Shareholders and (ii) Russo & Hale LLP and its investment fund (namely RH INVESTMENTS LLC), he, she or it has made no assignment and will make no assignment of any of the claims as defined above, or of any actual or claimed right of any kind whatsoever, with regard to matters released herein, except as set forth in this section of the Settlement Agreement, and that no other person or entity of any kind has had or now has any interest of any kind in any of the demands, obligations, actions, causes of action, debts, liabilities, rights, contracts, damages, costs, expenses, losses or claims which have been asserted in the Lawsuit. Assignments may be made by and between the Settling Shareholders; and their counsel. Attached hereto as Exhibit C is a table of the distribution of the Stock to be issued by NaviSite pursuant to this Agreement.

c. Authority to Execute Settlement Agreement. Each party hereby represents and warrants that (a) he/she/it has the power and authority to enter into this Settlement Agreement on behalf of itself and other parties designated herein-; and (b) this Settlement Agreement represents his or her legal, valid, and binding obligation, enforceable in accordance with its terms against all the parties to this Agreement. In addition, Convergence hereby represents and warrants that it has the power and authority to execute this Settlement Agreement on behalf of each of the Settling Stockholders and that this Agreement represents legal, valid and binding obligations of the Settling Stockholders,

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enforceable in accordance with its terms.

d. Each Party to Bear Own Fees and Costs. NaviSite agrees to pay any and all outstanding billings from JAMS relating to the re-scheduled hearing date in the Proceeding if this Settlement Agreement is executed after January 13, 2005 and said hearing date was not cancelled with the JAMS office by either party on or before January 13, 2005. Except as otherwise set forth in this Settlement Agreement, NaviSite, Convergence and the Settling Shareholders each agree to bear their own costs and attorneys' fees with respect to this Settlement Agreement and the Proceeding.

e. Arbitration. Any dispute arising from this Settlement Agreement shall be settled in arbitration before JAMS, with Judge Charles A. Legge serving as Arbitrator if available. If Judge Legge is unavailable or unable to arbitrate the dispute, another retired judge from JAMS shall arbitrate the dispute.

f. Attorneys' Fees and Costs. If any party to this Settlement Agreement shall commence any action or other proceeding against any other party arising out of, or relating to, the interpretation or enforcement of this Settlement Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. If any action or proceeding hereunder embraces more than one dispute and one party is the prevailing party with respect to some but not all of the disputes, the court shall apportion the costs and expenses and reasonable attorneys' fees incurred by the parties to the separate disputes, and thereby equitably determine the amount to be borne by each party.

g. No Admissions. Nothing in this Settlement Agreement is intended to or shall be construed as an admission of fault or liability by NaviSite, Convergence or any Settling Shareholder.

h. No Reliance. NaviSite, Convergence and the Settling Shareholders each acknowledge and agree that this Settlement Agreement is executed without reliance on any agreement, promise, statement or representation by or on behalf of any other person or entity except as set forth herein and that no promise or inducement has been made or offered except as set out herein.

i. Time of the Essence. Time is of the essence in the performance and observance of each covenant and condition set forth in this Settlement Agreement.

j. Binding; On Successors and Assigns; Meaning of "Affiliates". This Settlement Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and personal representatives of the parties hereto. For the purposes of this Agreement, the term "affiliates" includes, without limitation, all parties over which any signatory to this Agreement has any management or control over, directly or indirectly, provided that such party or parties directly or indirectly own or hold or have voting or dispositive power over NaviSite securities (today or after the date hereof); each of the signatories to this Agreement represents and warrants that each has no ownership interest and no management or control over, directly or indirectly, Waythere, Inc. (formerly known as Surebridge, Inc.) even though Waythere, Inc. owns greater than 10% of NaviSite's outstanding common stock and based on that representation, Waythere, Inc. is not an "affiliate" of NaviSite (or any other signatory) within the meaning of this Agreement..

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k. Governing Law. This Settlement Agreement shall be construed and governed by the laws of the State of California.

1. No Presumption; Provisions Void if Unenforceable. This Settlement Agreement shall be construed as though drawn and prepared jointly. Any uncertainty or ambiguity shall not be interpreted for or against any one party. Should any provision of this Settlement Agreement be declared void and unenforceable, such portion shall be severed from the remainder, the validity of which shall remain unaffected.

m. Entire Agreement. This Settlement Agreement constitutes the entire agreement between the parties, and supersedes any and all prior agreements, promises or inducements concerning the subject matter hereof, and there are no contemporaneous terms not included herein. This Settlement Agreement may not be amended, altered, modified or otherwise changed except in a writing signed by all parties hereto.

n. Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

o. Parties Have Read Settlement Agreement. NaviSite (and related parties) and Convergence (for itself and for all of the Settling Shareholders) have carefully read and understand the contents of this Settlement Agreement and sign the same as their own free act and after receiving the advice of their own legal counsel.

p. Confidentiality of Declaration of Blackout Period. The parties hereto acknowledge and understand that the declaration of a NaviSite Blackout (and the underlying facts giving rise to the NaviSite Blackout) will constitute material non-public information of NaviSite which is confidential and proprietary to NaviSite (the "Proprietary Information"); accordingly, Convergence, for itself and for all of the Settling Shareholders and their permitted assigns, agrees that such Proprietary Information shall be held in confidence and not disclosed to any third party and such information shall not used for any purpose without the prior written consent of NaviSite. The recipient of the Proprietary Information shall hold in confidence, and shall not disclose, any such Proprietary Information of NaviSite. The foregoing obligation shall end with respect to any portion of the Proprietary Information which (a) becomes public as a result of any action by NaviSite, (b) becomes public through no fault of any Settling Shareholder, (c) becomes available as a result of any action by any third-party (other than involving any improper action by Convergence or any of the Settling Shareholders), (d) becomes available by independent development, or
(e) becomes subject to disclosure as a result of any judicial, administrative or other order by any governmental authority.

         IN WITNESS WHEREOF, THIS SETTLEMENT AGREEMENT was executed in San Francisco, California on the-date set forth below the signature of the parties, provided, however, this Settlement Agreement shall for all purposes be deemed effective as of the Effective Date first above written.

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NAVISITE                              CONVERGENCE:*
NaviSite, Inc., a Delaware            Convergence Associates, Inc., a
corporation,                          Delaware corporation

By:  /s/ Arthur Becker              By:         /s/ Russ Irwin
     ---------------------------                -------------------------------

Name:  Arthur Becker                Name:        Russ Irwin
     ---------------------------                -------------------------------

Title:      CEO                     Title:
     ---------------------------                -------------------------------


ATLANTIC INVESTORS, LLC                      *CONVERGENCE IS SIGNING AS AGENT
                                             AND ASSIGNEE OF EACH OF THE
By:  /s/ Simon McNally                       SETTLING SHAREHOLDERS WHO ARE
     -----------------------------           LISTED AND WHO RECEIVE SHARES OF
                                             STOCK IN ACCORDANCE WITH EXHIBIT
Name:   Simon McNally                        "C" AND THIS SETTLEMENT AGREEMENT
      ----------------------------

Title:
        --------------------------

/s/ Arthur P. Becker
----------------------------------
Arthur P. Becker

/s/ Andrew Ruhan
----------------------------------
Andrew Ruhan

/s/ Gabriel Ruhan
----------------------------------
Gabriel Ruhan

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APPROVED AS TO FORM:

  RUSSO & HALE LLP                          BROWNE ROSEDALE & LANOUETTE LLP

/s/ Jack Russo                                  /s/ Thomas B. Rosedale
-----------------------------------         ------------------------------------
By: Jack Russo, Esq.                        By: Thomas B. Rosedale, Esq.
Attorneys for Convergence                       Attorneys for NaviSite, Inc.
and the Settling Shareholders


Dated:  1/13                   ,2005        Dated:  January 28             ,2005
       -----------------------                      --------------------

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                      EXHIBIT "A" TO SETTLEMENT AGREEMENT
                        STATEMENT OF REGISTRATION RIGHTS

CERTAIN DEFINITIONS. The following terms shall have the following respective meanings:

"COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"HOLDER" shall mean any person or entity holding the Awarded Stock or the Attorney Fee Stock.

"REGISTRATION EXPENSES" shall mean all expenses incurred by NaviSite in registering Stock, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for NaviSite, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of NaviSite which shall be paid in any event by NaviSite).

"SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder and, except as set forth under Registration Expenses, all reasonable fees and disbursements of counsel for the Holder.

1. RESTRICTIVE LEGEND. Each certificate representing Awarded Stock and Attorney Fee Stock shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state law, including state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS NAVISITE RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

The Holders each consent to NaviSite making a notation on its records and giving instructions to any transfer agent of the Stock in order to implement the restrictions on transfer established in this Agreement.

3. REGISTRATION.

3.1      NAVISITE REGISTRATION.

(a) Required Registration. (i) NaviSite shall, on or before the date which is 45

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days after the Effective Date, prepare and file with the Commission a
Registration Statement on Form S-3 or such other appropriate form (the "Initial Registration Statement") for sale or distribution of the Awarded Stock and the Attorney Fee Stock on a delayed or continuous basis under Rule 415 of the Securities Act, and shall use commercially reasonable efforts to cause such Initial Registration Statement to be declared effective no later than the 180th day after the Effective Date. NaviSite shall at its own expense, subject to the provisions of this Exhibit A, furnish to Holders a prospectus meeting the requirements of Section 10(a) of the Securities Act during such period as NaviSite is obligated to maintain the effectiveness of a Registration Statement pursuant to paragraph (ii) below. For purposes hereof, "Initial Registrable Securities" shall include the Attorney Fee Stock and Awarded Stock, collectively.

(ii) NaviSite shall use its reasonable best efforts to cause the Initial Registration Statement described in paragraph (i) to remain effective (or, if required by applicable law, to cause another Registration Statement with respect to the Initial Registrable Securities to become and remain effective) until the earlier to occur of: (i) such time as such securities cease to be Initial Registrable Securities; and (ii) the date which is two (2) years after the Effective Date. As to any particular securities, such securities will cease to be Initial Registrable Securities when (i) they have been transferred in a public offering registered under the Securities Act, (ii) they have been transferred in a sale made through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act, (iii) the Holders are or would be able to sell all of such securities under Rule 144(k) under the Securities Act, or (iv) they have been transferred other than as permitted by this Settlement Agreement. In the event NaviSite inquires in writing of any of the parties hereto as to how many shares of Stock such person then beneficially owns or holds, directly or indirectly, such party shall respond to NaviSite in writing with all such reasonably requested information within five business days after receipt of such written request. If such party fails to respond in writing to NaviSite within such time period, then NaviSite may conclusively presume that such party no longer beneficially owns or holds, directly or indirectly, any shares of Stock.

(b) Underwriting. If the registration of which NaviSite gives notice is for a registered public offering involving an underwriting, NaviSite shall so advise the Holder as a part of the written notice given pursuant to this Exhibit A. In such event, the right of the Holder to registration pursuant to Section 3.1 of this Exhibit A shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Awarded Stock and the Attorney Fee Stock in the underwriting shall be limited to the extent provided herein.

A Holder proposing or demanding to distribute its securities through such underwriting shall (together with NaviSite and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by NaviSite. Notwithstanding any other provision of this Section 3.1 of this Exhibit A, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten or that marketing factors require the exclusion of shares held by selling stockholders, and so confirms such determination in a written letter to NaviSite, the managing underwriter may limit the total number of registrable securities to be included in such registration to zero. NaviSite shall so advise the Holder and other holders distributing their securities through such underwriting and the number of shares of registrable securities that may be included in the registration, if required. To facilitate the allocation of shares in accordance with the above provisions, NaviSite may round the number of shares allocated to the Holder to the nearest

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100 shares.

If the Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to NaviSite and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Certain Registrations. NaviSite shall have the right to terminate or withdraw any registration initiated by it hereunder prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration.

         3.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant hereto shall be borne by NaviSite. All Selling Expenses shall be borne by the Holders and not by NaviSite.

         3.3 REGISTRATION PROCEDURES. In the case of each registration effected by NaviSite pursuant hereto, NaviSite will keep the Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. NaviSite will:

(a) furnish to the participating Holder and to the underwriters of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holder and underwriters may reasonably request in order to facilitate the public offering of such securities;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act;

(c) register and qualify the Awarded Stock and Attorney Fee Stock under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested in writing by the Holder, provided that NaviSite shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (the participating Holder in such underwriting shall also enter into and perform its obligations under such an agreement);

(e) notify the Holder of registrable securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) cause all such registrable securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by NaviSite are then listed; and

(g) provide a transfer agent and registrar for all registrable securities registered pursuant hereunder and a CUSIP number for all such registrable securities, in each case not later than the effective date of such registration.

         3.4 DELAY OF REGISTRATION. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3 of this Exhibit A.

         3.5 INFORMATION BY HOLDERS. The Holder of registrable securities included in any registration shall furnish to NaviSite such information regarding such Holder, the registrable securities held by it and the distribution proposed by such Holder as NaviSite may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         3.6 SUSPENSION. Notwithstanding anything to the contrary until such securities cease to be Initial Registrable Securities, NaviSite may suspend the effectiveness of any Registration Statement, the use of the prospectus included in any Registration Statement and/or the sales of the Initial Registrable Securities, if, in its reasonable good faith judgment, (A) NaviSite is engaged in a non-public activity or there is a pending material development the disclosure of which would be materially detrimental to NaviSite; (B) maintaining the effectiveness of such Registration Statement at such time would materially adversely affect a proposed financing, reorganization or recapitalization of NaviSite, or pending negotiations relating to a merger, consolidation, acquisition or similar transaction involving NaviSite; or (C) financial statements meeting the requirements of Regulation S-X are not available at such time; provided, that, if registrable securities are otherwise saleable thereunder and not restricted by this Settlement Agreement, NaviSite shall give to each holder of Initial Registrable Securities prior written notice of such suspension at such Holder's most recent address on file with NaviSite. Upon receipt of such notice, such holder shall immediately discontinue any sales of Initial Registrable Securities pursuant to such Registration Statement.

                        EXHIBIT B TO SETTLEMENT AGREEMENT

                           STATEMENT OF TRADING RIGHTS

With respect to calendar year 2005, Convergence and or the Settling Shareholders shall have the right to Transfer all or any part or all of their Stock upon their exercise of the Trading Rights set forth below:

SALES BY ATLANTIC PARTIES

1.1. Notice of Purchase Offers. Should any of the Atlantic Parties propose to accept from any persons or entity, other than an affiliate or related party of the Atlantic Parties (the "Buyer") one or more bona fide offers (a "Purchase Offer") to purchase shares of NaviSite's Stock from any of the Atlantic Parties in a private transaction (i.e., not in an open market transaction on the Nasdaq SmallCap Market), then the Atlantic Parties shall within five (5) calendar days promptly give written notice to NaviSite, Convergence and the Settling Shareholders, of the terms and conditions of such Purchase Offer including: (a) a description of the shares of Stock to be transferred, (b) the identity of the prospective transferee(s) and (c) the consideration and the material terms and conditions upon which the proposed transfer is to be made. The Atlantic Parties shall inform the Buyer of the trading rights set forth in Section 1.2 below, and shall not accept or otherwise entertain any Purchase Offer that does not allow for the right of Convergence and or the Settling Shareholders to make a pro rata sale to the Buyer. Any transfer or sale of NaviSite Stock by any of the Atlantic Parties to an affiliate or related party shall be subject to the transferee first agreeing in writing to be subject to the terms and conditions of this Exhibit B with respect to such shares.

1.2 Trading Rights. Convergence and the Settling Shareholders shall have the right, exercisable within five (5) business days before any of the Atlantic Parties sells Stock as described in Section 1.1 above to sell a pro rata amount of stock publicly or, at their options, to the Buyer (e.g, if any of the Atlantic Parties sells or has the opportunity to sell a portion of his or its shares of NaviSite common stock in a private transaction to the Buyer, then Convergence and the Settling Shareholders collectively shall have the right to sell a pro rata portion of their Stock publicly or to the Buyer ).

1.3. Ongoing Rights. The exercise or non-exercise of the Trading Rights shall not adversely affect a Settling Stockholder's right to participate in subsequent Stock sales during calendar year 2005 by any of the Atlantic Parties pursuant to
Section 1.1 of this Exhibit B.

1.4. Permitted Exemptions. The Transfer Rights of Convergence and the Settling Shareholders shall not apply to (a) any transfer of Stock to NaviSite pursuant to a written agreement entered before the Effective Date between NaviSite and any of the Atlantic Parties providing for the right of such repurchase or to any of the Atlantic Parties' ancestors or descendants or spouse or to a trustee for their benefit or (b) a sale to a person who is an employee, consultant or director of NaviSite at the time of transfer; provided, that (i) the Atlantic Parties shall inform Convergence and the Settling Shareholders of such pledge, transfer or sale at the time of transfer prior to effecting it.

        EXHIBIT C TO SETTLEMENT AGREEMENT - STOCK AND CASH DISTRIBUTION

                                                           AWARD          FEE         CASH
RECIPIENT                                                  STOCK         STOCK       PAYMENT    GROUP
---------                                                  -----         -----       -------    -----
Russo & Hale/ RH INVESTMENTS LLC                         144,846        90,000            $0        A
Convergence Entrepreneurs Fund II, L.P.                    5,344         3,320        $6,017        B
Convergence Ventures II, Civil Law Partnership             8,550         5,313        $9,628        B
Convergence Ventures II, L.P.                             98,330        61,097      $110,725        B
Sunrise Capital Fund II, LLC                              12,509         7,773       $11,589        C
Sand Hill Capital Fund I, L.P.                             7,818         4,858        $7,243        D
CommVest Partners I Company                                2,376         1,476            $0        E
CommVest Partners II Company                               1,876         1,166            $0        E
Williams Street Associates VIII, LLC                       8,068         5,013            $0        E
APAX Excelsior VI, L.P.                                   13,729         8,531       $12,720        F
APAX Excelsior VI-A C.V.L.P.                               1,123           698        $1,040        F
APAX Excelsior VI-B C.V.L.P.                                 748           465          $693        F
Patricof Private Investment Club III, L.P.                   481           299          $445        F
Weiss, Peck & Greer Venture Assoc IV Cayman, L.P.            996           619          $923        G
Weiss, Peck & Greer Venture Assoc IV, LLC                  7,885         4,899        $7,305        G
WPG Enterprise Fund III, LLC                               6,895         4,284        $6,388        G
WPG Information Sciences Entrepreneur Fund, L.P.             306           190          $284        G
                                                         -------       -------      --------
                                                         321,880       200,000      $175,000
                                                         -------       -------      --------